Exhibit 99.1

New York Community Bancorp, Inc. Announces Underwriter’s Exercise of Over-Allotment Option

WESTBURY, N.Y.--(BUSINESS WIRE)--New York Community Bancorp, Inc. (NYSE: NYB) (the “Company”) today announced that the underwriter of its public offering of 15,540,000 shares of common stock has exercised the over-allotment option to purchase an additional 2,331,000 shares at $19.35 per share.

The Company will issue a total of 17,871,000 shares of its common stock for proceeds of approximately $339.1 million, after the underwriting discount and expenses. The offering is expected to close on May 23, 2008.

Raymond James & Associates, Inc. is the sole underwriter in the offering. The shares will be issued pursuant to a prospectus supplement to the prospectus filed as part of the Company’s effective shelf registration statement on Form S-3 (File No. 333-129338). This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may only be made by means of a prospectus and a related prospectus supplement, copies of which may be obtained from Raymond James at 1-800-248-8863.

With assets of $30.9 billion, New York Community Bancorp, Inc. is the holding company for New York Community Bank and New York Commercial Bank, and a leading producer of multi-family loans in New York City. The Community Bank has 180 offices in New York City, Long Island, and Westchester County in New York, and Essex, Hudson, Mercer, Middlesex, Monmouth, Ocean, and Union counties in New Jersey, and is the fourth largest thrift depository in its marketplace. The Community Bank currently operates through six local divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, Synergy Bank, and Garden State Community Bank. New York Commercial Bank has 38 branches serving Manhattan, Queens, Brooklyn, Westchester County, and Long Island, including 19 that operate under the name Atlantic Bank. Additional information about New York Community Bancorp, Inc. and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

Forward-looking Statements and Associated Risk Factors

This release, like many written and oral communications presented by New York Community Bancorp, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words “anticipate,” “believe,” “estimate,” expect,”“intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,”“should,” “could,” “may,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. For a discussion of risks that may cause actual results to differ from expectations, please refer to our Annual Report on Form 10-K for the year ended December 31, 2007, including the sections entitled “Forward-looking Statements and Associated Risk Factors” and “Risk Factors,” and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, on file with the U.S. Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

CONTACT:
New York Community Bancorp, Inc.
Ilene A. Angarola, 516-683-4420
Executive Vice President &
Director of Investor Relations